                                                                    EXHIBIT 10.1

                                             CERTAIN CONFIDENTIAL INFORMATION IN
                                               THIS EXHIBIT DENOTED BY ASTERISKS
                                                   HAS BEEN REDACTED PURSUANT TO
                                              17 C.F.R. SUBSECTION 200.80(b)(4),
                                                            200.83 AND 240.24b-2





                 AMENDED AND RESTATED DATABASE LICENSE AGREEMENT


                                     between


                            DONNELLEY MARKETING, INC.


                                       and


                            FIRST DATA RESOURCES INC.


                           dated as of July    , 1999
                                            ---

                                TABLE OF CONTENTS

                                                                                  Page
                                                                                  ----

Parties .............................................................................1

Recitals.............................................................................1

Terms of Agreement...................................................................1
        Article I:    Definitions....................................................1
              1.0       Defined Terms................................................1
        Article II:   Grant..........................................................7
              2.0       Terms of Grant...............................................7
              2.1       New Data.....................................................9
              2.2       Licensor's Reserved Rights...................................9
              2.3       Data for the Licensor.......................................10
              2.4       Certain Rights of First Refusal.............................10
              2.6       Customer Contracts..........................................11
        Article III:  Royalty and Other License Payments............................12
              3.0       Royalties...................................................12
              3.1       Payments....................................................13
              3.2       Audit.......................................................13
              3.3       Discrepancy.................................................14
              3.4       Financial Representation....................................15
        Article IV:   Termination...................................................15
              4.0       Early Termination. .........................................15
              4.1       Termination by Licensee. ...................................15
        Article V:    Updating, Delivery and Format; Certain Security Matters.......15
              5.0       Updating and Quality........................................15
              5.1       Delivery and Format.........................................16
              5.2       Reasonable Security Measures................................16
              5.3       Destruction Following Updates...............................17
        Article VI:   Licensor's Warranty; Limitation of Liability..................17
        Article VII:  Licensee's Warranties.........................................18
        Article VIII: Taxes.........................................................19
        Article IX:   Uncontrollable Events.........................................19
        Article X:    Title to Licensor Database and Information....................19
        Article XI:   Restrictions..................................................20
              11.0      Statutory and Other Restrictions on Use.....................20
              11.1      Restricted Access...........................................21
              11.2      No Use of Marks.............................................21
        Article XII:  Warranty of Title; Indemnification............................22
              12.0      Compilation.................................................22
              12.1      Ownership/Authorization.....................................22
        Article XIII: Confidentiality...............................................23
              13.0      Databases...................................................23
              13.1      Back-Up Copies..............................................23
              13.2      Cooperation.................................................24
        Article XIV:  Indemnification; Damages......................................24
              14.0      General.....................................................24
              14.1      Notice and Resolution of Claim..............................25
              14.2      Damages.....................................................25
        Article XV:   Independent Contractors.......................................26

        Article XVI:   Assignment...................................................26
        Article XVII:  Notices......................................................27
        Article XVIII: Arbitration..................................................28
              18.0       Mandatory Arbitration; Exceptions..........................28
              18.1       Forum......................................................28
              18.2       Additional Procedure.......................................28
        Article XIX:   Governing Law................................................31
        Article XX:    Severance....................................................31
        Article XXI:   Complete Agreement...........................................31
        Article XXII:  Waiver.......................................................31
        Article XXIII: Parties......................................................31
        Article XXIV:  Equitable Relief.............................................32
        Article XXV:   Implied Obligation Disclaimed................................32
        Article XXVI:  License Notice Matters.......................................32

Execution...........................................................................34

                                   ATTACHMENTS


Appendix I          Types of Data

Schedule A          Cost of Living Adjustment

Schedule B          Specific Restrictions Relating to Fair Credit Reporting Act

Exhibit 2.0         Excluded Entities

Exhibit 2.6-1       Form of Letter of Intent Prior to Entering Into Customer
                    Contract

Exhibit 2.6-2       Form of Customer Contract

Exhibit 5.0         Description of Scope and Quality of Database

Exhibit 6.0         Gross Revenues

                 AMENDED AND RESTATED DATABASE LICENSE AGREEMENT

                                     PARTIES

          This Amended and Restated Database License Agreement (together with its appendices and schedules, this "AGREEMENT") is entered into as of July ___, 1999, between Donnelley Marketing, Inc., a Delaware corporation with its principal office at 2800 Post Oak Blvd., Suite 5700, Houston, TX 77056-6118 (the "LICENSOR") and First Data Resources Inc., a Delaware corporation with an office at 2301 North 117th Avenue, Omaha, NE 68164, Inc. (the "LICENSEE").

                                    RECITALS

          The parties have entered into that certain Database License Agreement dated as of July 22, 1993 (the "ORIGINAL LICENSE AGREEMENT"), and the parties desire to amend and restate the Original License Agreement as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereby amend and restate the Original License Agreement as set forth herein:

                               TERMS OF AGREEMENT

                             ARTICLE I: DEFINITIONS

          1.0 DEFINED TERMS. Throughout this Agreement, the terms defined parenthetically and those defined in this Article I shall have the meanings indicated. Defined terms may be used in the singular or plural.

          "AFFILIATE" means, with respect to a party, a person or entity controlling, controlled by or under common control with, such party, such control being exercised through the ownership or control, directly or indirectly, of more than 50% of all of the voting power of the shares or other interests entitled to vote for the election of directors or other governing authority, as of the date of this Agreement or hereafter during the Term, provided that such person or entity shall be considered an Affiliate only for the time during which such control exists.

          "APPLICATIONS" means any or all Exclusive Permitted Applications and Permitted Applications.

          "BATCH ACCESS" means a method pursuant to which the Customer inputs an inquiry regarding more than a single business, entity or person, or regarding a group of businesses, entities or persons, either On-line or by submitting a tape, cartridge or other storage medium to a Computer, all inquiries are processed before any response is transmitted to the Customer, and the Customer receives the response either On-line or by receipt of a tape, cartridge, other storage medium or print-out.

          "COMPUTER" shall have the meaning therefor set forth in the definition herein of "On-Line".

          "CONTRACT YEAR" means a consecutive 12 calendar-month period which shall begin on the day after the close of the first Contract Year (and on the successive anniversaries of that day during the Term). The first Contract Year shall commence on the date of this Agreement and end on the first anniversary of the date hereof.

          "CUSTOMER" means those individuals and entities which use the Licensor Database for their operations (including, with respect to EDA, making information from the Licensor Database available to their customers as part of a directory assistance service) by receiving the Service.

          "CUSTOMER CONTRACT" means a contract between the Licensee and the Customer.

          "DATABASE" means any compilation or collection of data including, for example, the Licensor Database and all Third Party Databases.

          "DELIVERY METHODS" means providing the Services to Customers (i) On-line (whether for access on an Interactive basis or for Batch Access), (ii) on an Interactive basis, and/or (iii) by Batch Access.

          "DESIGNATED FIRM" shall have the meaning therefor set forth in section 3.2.

          "DOCUMENTATION" shall have the meaning therefor set forth in section 13.0.

          "DQI2 DATABASE" shall have the meaning therefor set forth in Exhibit 5.0.

          "EDA" means electronic telephone directory assistance (which may be provided through a live operator) pursuant to which a Customer or a customer of a Customer (through such Customer) requests or inquires on an Interactive basis about the telephone number(s) of persons or businesses, with such Customer or customer providing the names and/or addresses of such persons or businesses.

          "EXCLUSIVE PERMITTED APPLICATIONS" means, subject to section 2.2, the Applications described in clauses (i), (ii) and (iii) of the definition of Permitted Applications; provided, such Applications shall be exclusive only with respect to those third parties listed on Exhibit 2.0.

          "GROSS REVENUES" for any period means the Licensee's gross revenues for such period in regard to Service transactions (which Service transactions access or otherwise use the Licensor Database), including without limitation any Service transactions effected through Third Parties as part of "reseller" arrangements permitted pursuant to section 2.0 or otherwise, with Customers or their Affiliates or with Affiliates of the Licensee (or deemed to be received in connection with Service transactions for the Licensee's own account as set forth below), including, without limitation, any Service transactions effected during demonstrations for which the Licensee charges a fee or would be deemed to charge a fee as set forth below, or in connection with training of Customers or such Affiliates; provided, however, that Gross Revenues relating to Service transactions sold by the Licensee (as opposed to by Third Parties pursuant to reseller arrangements described above) shall exclude all amounts set out separately on invoices for Services for equipment, telecommunications, tape handling charges, start-up fees, modem leases, circuit upgrades, installation charges, manuals, terminal/controller on-line access charges, add/delete option charges, taxes and similar charges, in each case to the extent such charges are reasonable and are consistent with current billing practices under the Original License Agreement (such items, to such extent, "Pass Through Items"); provided, further, however, that Gross Revenues shall exclude, as an allowance for doubtful accounts, one percent (1%) of Gross Revenues as otherwise herein defined relating to Service transactions sold by the Licensee (as opposed to by Third Parties pursuant to reseller arrangements described above). The term gross revenues is intended by the parties to have the meaning therefor under generally accepted accounting principles in the United States of America. The Gross Revenues resulting from any transactions where the Licensee or any Affiliate of the

Licensee would be considered to be the Customer shall be subject to a minimum attributed value measured on an "arms-length" basis, to be based upon similar transactions with Customers which are not parties to this Agreement. The Gross Revenues resulting from Service transactions between a Third Party and a Customer or Customers where the Licensee or an Affiliate of the Licensee provides a service or product other than the Service through or to such Third Party or the Service is provided through such Third Party as a courtesy or discount, shall be subject to a similar minimum attributed value. The Gross Revenues resulting from transactions where the Licensee or an Affiliate of the Licensee provides a service or product other than the Service together with the Service or as part of arrangements pursuant to which the Service is provided as a courtesy or at a discount not available generally to Customers, shall (except as to the Licensor's use of the Service as provided in section 2.2) be subject to a similar minimum attributed value and similarly, the Gross Revenues resulting from demonstrations for which the Licensee charges a fee or from training of Customers or their Affiliates shall be subject to a minimum attributed value based on charges for such items on an "arms-length" basis; provided, however, that the Licensee shall be deemed to charge a fee in connection with any demonstration given to a prospective Customer which demonstration has a duration of more than one day or which demonstration is not conducted by an employee of the Licensee.

          "INTERACTIVE" means a method pursuant to which a Customer inputs at a remote location an inquiry regarding a single business, entity or person which inquiry is sent using telecommunications to a Computer, processed and answered within seconds by sending the requested data using telecommunications to the Customer making the inquiry.

          "IOCS" means (i) domestic operating telephone companies that are not RBOCs and (ii) interexchange carriers.

          "INTELLECTUAL PROPERTY RIGHTS" means all of the following intellectual property rights in the United States:

          (i) all United States patent rights and all right, title and interest in all letters patent and applications for letters patent, industrial models, industrial designs, petty patents, patents of importation, patents of addition, utility models, certificates of invention and other government issued or granted indicia of invention ownership including any reissue, division, continuation or continuation-in-part applications;

          (ii) all United States rights, title and interest in all trade secrets and trade secret rights arising under the common law, state law or federal law;

          (iii) all United States copyright rights, and all other literary property and author rights, and all right, title and interest in all copyrights, copyright registrations, certificates of copyright and copyrighted interests in the United States; and

          (iv) all United States rights, title and interest in all know-how and show-how whether or not protectable by patent, copyright or trade secret law, or as a registered mask work.

          "LICENSOR DATABASE" means (i) those portions of the DQI2 Database which the Licensor owns, from time to time, and (ii) those portions of Third Party Databases which are embedded in the DQI2 Database as to which the Licensor has, from time to time, the right to provide to the Licensee in the manner and for the purposes set out in, and as contemplated by, section 2.0, in each case which portions consist of the specific types of information set forth in Appendix I. Without limiting the generality of the foregoing, the Licensor Database shall include (A) New Data, if any, as contemplated in section 2.1, and
(B) updates and supplements as contemplated in Article V. The references in this definition to the DQI2 Database, Third Party Databases and New Data shall be deemed to include all successors of such Databases.

          "ON-LINE" means the delivery of data from the Licensor Database resident in the Licensee's computer (any such computer, a "COMPUTER"), using telecommunications or the Internet to transport the data to the Customer.

          "PERMITTED APPLICATIONS" means any one or more of these Applications (and associated Services) pursuant to which information is made available to or for a Customer (or, in the case of EDA, made available to a customer of a Customer as part of a directory assistance service): (i) On-line EDA; (ii) Skip Tracing (in which the desired information is searched for by Batch Access);
(iii) assisting Customers, through any of the Delivery

Methods, in Customers' efforts to locate individuals and business entities who/which have previously been identified by the Customer (through means other than the Services) for such Customer needs as Skip Tracing, collections, servicing customers, product and service ordering and admission processing; (iv) assisting Customers in verifying, through any of the Delivery Methods, address and other information (of the kind contained in the Licensor Database) for individuals and businesses identified by the Customer (through means other than the Services); (v) assisting Customers, through any of the Delivery Methods, in locating names, addresses and other information (of a kind contained in the Licensor Database) concerning neighbors of such identified individuals including for Skip Tracing; and (vi) through the Batch Delivery Method, Phone Append and Reverse Phone Append.

          "PHONE APPEND" means adding a telephone number and area code to a record or file of an individual or business which has previously been identified by the Customer (through means other than the Services).

          "REVERSE PHONE APPEND" means adding name and address to a record or file of the telephone number of an individual or business which has previously been identified by the Customer (through means other than the Services).

          "RBOCS" means the regional Bell operating telephone companies that formerly were part of the AT&T Telephone system before their divesture.

          "SERVICES" means making the data in the Licensor Database available to (or the Licensee using the Licensor Database for) Customers (or, in the case of EDA, made available to a customer of a Customer as part of a directory assistance service) through the Delivery Methods for Applications enabling a Customer to search for, display, perform, copy, print, download, process, adapt and prepare derivatives of (as that term is contemplated in the Copyright Act of 1976, 17 U.S.C. Sections 101 and 106) such data, and, except in connection with the Application described in clause (v) of the definition of Permitted Applications, for the purpose of updating or supplementing existing records or files concerning previously identified individuals and businesses.

          "SKIP TRACING" means attempting to locate a debtor which has changed its, his or her address, as part of an effort to collect indebtedness owed by such debtor.

          "TERM" means the duration of the license granted pursuant to section 2.0, which shall commence as of July 1, 1999, and expire on the [*] anniversary of such date, unless earlier terminated pursuant to the terms of this Agreement.

          "THIRD PARTY DATABASE" means any Database belonging to a Third Party but with respect to which the Licensor possesses the right from time to time to disclose and provide the same to the Licensee for the Services.

          "THIRD PARTY" means any entity or person which is not the Licensor or the Licensee or an Affiliate of the Licensor or the Licensee; a Third Party may, incidentally, also be a Customer.

                                ARTICLE II: GRANT

          2.0  TERMS OF GRANT. Subject to the Licensor's rights reserved in section 2.2, the Licensor grants to the Licensee and its Affiliates as of the date of this Agreement, under all of the Licensor's Intellectual Property Rights the right (i) to store in the Licensee's Computer the Licensor Database (A) in the Licensee's possession as of the date hereof or (B) delivered pursuant to section 5.1, for use only in connection with the delivery of Services and (ii) to access and, through the Delivery Methods, to provide the Services to enable Customers (or, the Licensee for Customers) (or, in the case of EDA, make available to a customer of a Customer as part of a directory assistance service) to use, such data in the Licensor Database for the Applications (in each case, subject to the limitations and conditions herein stated including without limitation in Articles VII, X and XIII). [*] During the Term, the license shall be exclusive as to the Exclusive Permitted Applications solely with respect to those entities set forth in Exhibit 2.0. The license shall be nonexclusive (a) as to the Exclusive Permitted Applications with all third parties other than those entities set forth in Exhibit 2.0, and (b) with all entities as to all Applications other than the Exclusive Permitted Applications. For any Contract Year following a Contract Year for which Licensor does not make a payment to Licensee pursuant to section 3.1, notwithstanding any other provision in this Agreement to the contrary, during the Term, Licensor shall not offer a product alone or in conjunction with a third party using the DQI2 Database

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

other than a data license in the ordinary course of business that (i) is the same as or substantially similar to Licensee's FastData product (as such product exists as of the date hereof), and (ii) competes directly with Licensee's FastData product (as such product exists as of the date hereof); provided that Licensor shall have the right to offer all Applications or products (including
EDA) offered by Licensor as of the date hereof provided such offering is not in contravention with (i) and (ii) above. Notwithstanding any other provision in this Agreement to the contrary, a Customer using the Service for EDA to conduct a directory assistance service shall be permitted to disclose to its customers in Service transactions the applicable information from the Licensor Database. Notwithstanding any other pro vision of this Agreement, nothing in this Agreement shall limit or restrict a Customer from disclosing or transferring its records and files (as updated or supplemented with data from the Licensor Database by use of the Services in accordance with the Permitted Applications but without otherwise using the Licensor Database) to Third Parties, so long as such Customer does not disclose the source of such updates or supplements. Except as may be otherwise expressly authorized in this Agreement, the license granted in this section 2.0 shall not extend to any "reseller arrangements," and such license and the information in the Licensor Database shall not be sublicensed, transferred or assigned without the Licensor's prior written consent, and, other than as may be expressly set forth herein, the reference in this Agreement to the receipt of the Service by Customers through Third Parties shall not imply any consent or authority with respect to any such arrangements or to any sublicense, transfer or assignment. Notwithstanding the foregoing, in the complete and sole discretion of the Licensor, without any obligation whatsoever to permit the Licensee to enter into any such arrangement, the Licensor may consider a re quest by the Licensee to permit the Licensee to enter into a reseller or sublicense arrangement. The Services rendered using the Licensor Database shall be rendered solely in connection with the Applications. Without limiting the generality of the foregoing, the license granted under this section 2.0 shall not include the right to engage in or to provide Services in connection with modeling, forecasting or profiling (as those terms are used in the direct marketing industry) any data in the Licensor Database; provided, how ever, that this limitation shall not prohibit the Licensee or Customers from engaging in modeling, forecasting or pro filing activities outside of Service transactions using Customer data (as updated or supplemented with data from the Licensor Database by use of the Services in accordance with Permitted Applications) without otherwise using the Licensor

Database. Licensee shall use its best efforts to maximize Gross Revenues through the exploitation of the licenses granted herein.

          2.1 NEW DATA. During the Term, the Licensee shall have the right from time to time to request to have included in the license granted under this Agreement those portions of any Databases that the Licensor owns, or of any Third Party Databases that the Licensor has, from time to time, the right to provide to the Licensee in the manner and for the purposes set out in, and as contemplated by, section 2.0, in each case which portions consist of the specific types of information set forth in Appendix I (the "NEW DATA") on the most favorable fee or royalty and other terms and conditions as the Licensor shall offer to customers of the DQI2 Database, or of the successors to such Database (taking into account economic and other material terms). If the Licensee exercises its right to have the New Data included in the license granted under this Agreement pursuant to this section 2.1, the parties shall promptly prepare and sign a modification to this Agreement or other document embodying the terms contemplated hereby with respect thereto. Upon the development of any New Data during the Term, Licensor shall provide Licensee with a written report describing such New Data. Licensor shall at all times have the right to use and offer to Third Parties licenses for the New Data except to those third parties listed in Exhibit 2.0 with respect to the Exclusive Permitted Applications (other than the one described at clause (iii) of that defined term, which, for the purposes of this section 2.1, shall not be deemed to be an Exclusive Permitted Application). Nothing in this section 2.1 shall prevent the Licensor from using or licensing the New Data for any purposes except, during the Term, the Exclusive Permitted Applications and, then, only to the extent provided in section 2.3.

          2.2 LICENSOR'S RESERVED RIGHTS. As to the Applications contemplated at clauses (iv), (v) and (vi) of the definition of Permitted Applications, Licensor reserves the rights to use, directly and/or through licenses and/or otherwise, in any manner, the Licensor Database, New Data, any Third Party Database and any other existing or hereafter created Databases for those Applications and all other applications except the Exclusive Permitted Applications using any Delivery Methods or other delivery methods, whether or not in competition with the Licensee, and as to the Exclusive Permitted Application defined in clause (iii) of the definition of Permitted Applications, the Licensor shall have the right, directly or indirectly, by license and/or otherwise, to update, correct, add, subtract or otherwise amend its own and the Licensor's customers' Databases (and the Databases of the Licensor's customers' prospects) for such functions as change of address or telephone number, mailing, lead generation, collections, direct marketing, reactivation, consumer file updating, store traffic building and other similar functions in the manner similar to the Licensor's past and current activities. In addition, the Licensee shall permit the Licensor to use the Service, free of charge, to access the Licensor Database up to 1,000 times per month, for use in monitoring the Services provided using the license granted under this Agreement or in connection with the Licensor's database operations.

          2.3 DATA FOR THE LICENSOR. Except to the extent prohibited by law, rule, regulation or tariff applicable to the RBOC or the IOC which is the source of such data, or by express prohibitions in written agreements with such RBOC or IOC, the Licensee shall capture and provide to the Licensor, only at Licensor's request, (by mutually acceptable communications or delivery means) all data which is acquired by reason of Customer transactions which access data of RBOCs and IOCs (whether or not such transactions access the Licensor Database). In consideration of the Licensee's making such data available to the Licensor, the Licensor shall pay to the Licensee the lesser of the Licensee's then-current resale price per phone number (reflecting the most favorable fee or royalty accorded to any Third Party by the Licensee for the time period in question without regard to volume requirements, but taking into account economic and other material terms) or $0.035 per net name used to update the DQI2 Database. At the request of the Licensor, the Licensee shall, in good faith, discuss with the Licensor making available, on mutually agreeable terms, to the Licensor for the Licensor's use other types of data developed or acquired by the Licensee.

          2.4  CERTAIN RIGHTS OF FIRST REFUSAL.

               (a)  [*]

               (b) If the Licensor shall propose granting a license for the Licensor Database for use by a Third Party in any market (which could relate to all or a part of one or more countries) outside the United States of America

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(including its territories, possessions and protectorates) for use in connection with Services for the Applications, the Licensor shall give to the Licensee 21 days notice prior to any such grant. Thereupon, the Licensee shall have the right of first refusal to extend the license in section 2.0 to use the Licensor Database (and all applicable intellectual property rights of the Licensor in such foreign market) in such foreign market for the Services and the Applications, for the consideration set forth on such notice and otherwise generally on the terms and conditions contained in this Agreement, which right can be exercised by the Licensee before the expiration of said 21 days by notice of exercise duly delivered to the Licensor. If the Licensee exercises its right to extend the License in section 2.0 to use the Licensor Database in a foreign market as herein set forth, the parties shall promptly prepare and sign a modification to this Agreement or other document embodying the terms contemplated hereby with respect thereto.

          2.6 CUSTOMER CONTRACTS. The parties recognize that there are a variety of laws, rules and regulations with which the Licensee must comply in rendering the Services and that the Licensor, as a supplier of the Licensor Database to be used therefor, has an interest in the Licensee's fully complying with all applicable laws, rules and regulations, and with certain policies established by the Licensor. The Licensee shall not deliver any Services without having in place a Customer Contract with respect to such Services with the Customer or the Third Party having a Customer Contract in place with the Customer which receives the Service. Notwithstanding the foregoing, in the absence of such a Customer Contract, the Licensee may nevertheless (a) provide demonstrations of the Service for prospective Customers conducted exclusively by employees of the Licensee, (b) permit one day one time trials of the Service by prospective Customers or (c) commence to deliver Services to a Customer prior to and in anticipation of the execution and delivery of a Customer Contract meeting the requirements of this section 2.6 for a period of up to 90 days if the Licensee and such Customer have in place during such period a letter of intent having substantially the terms set forth in Exhibit 2.6-1. In the case of any such demonstrations, trials and other arrangements described in the immediately preceding sentence, the Licensee shall be responsible for (i) assuring compliance with the terms of this Agreement and (ii) in the case of clause (c) above, assuring compliance with the provisions set forth in Exhibit 2.6-1 prior to entering into the Customer Contract and assuring that a Customer Contract meeting the requirements of this section 2.6 is in place within the 90-day period referenced above.

All Customer Contracts shall include the provisions in the form of the contract set forth in Exhibit 2.6-2 (including any "alternative provisions" therein set forth with respect to specified provisions). So long as such Customer Contracts comply with the provisions of this section 2.6, nothing in this section 2.6 shall be construed to require the Licensee to submit for the Licensor's approval specific Customer Contracts. The Licensor reserves the right to add to Exhibit 2.6-2 any provisions required, or modify any provisions therein, (A) in order to assure compliance by Customers with any existing or future law, rule or regulation or (B) by any licensor under any existing or future Third Party Database, included in the Licensor Database, in each case with respect to any Customer Contracts which are entered into or renewed after 30 days following receipt by the Licensee of a notice from the Licensor notifying the Licensee of the addition or the modification of any such provisions. The Licensee shall notify the Licensor as promptly as practicable if it becomes aware of any breach by a Customer of the provisions set forth in Exhibit 2.6-2 (as amended from time to time as herein provided) and included in such Customer's Customer Contract. The Licensee shall terminate any Customer Contract, effective within the 60 days described below, if the Customer thereunder fails to cure any such breach of such Customer Contract within 60 days of notice to the Licensee to the effect that the Licensor requests such cure or such termination.

                 ARTICLE III: ROYALTY AND OTHER LICENSE PAYMENTS

          3.0 ROYALTIES. In consideration of the license and rights granted to the Licensee under Article II, the Licensee shall pay to the Licensor in accordance with section 3.1 royalties in the amount of $ [*] per Contract Year during the Term (subject to the cost of living adjustment calculated in accordance with Schedule A), subject to any payments from Licensor to Licensee as provided in section 3.1. Notwithstanding the foregoing, in the event of any assignment of this Agreement pursuant to Article XVI, then royalties due hereunder shall be $ [*] per Contract Year (subject to the cost of living adjustment calculated in accordance with Schedule A), and except as set forth herein, no payments shall be due from Licensor to Licensee as provided in section 3.1.

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

          3.1 PAYMENTS. For each quarter during the Term, Licensee shall pay to Licensor 25% of $ [*] (subject to the cost of living adjustment calculated in accordance with Schedule A). Within 30 days after the end of the initial one-year period of the Term, Licensee shall provide to Licensor a report certified as true, correct and complete by an executive officer of the Licensee, setting forth the Gross Revenues for the preceding two Contract Years. If the average Gross Revenues for such two Contract Years (the "2- year Average") is less than $ [*], then Licensor shall, within 30 days, pay to Licensee: (the amounts paid by Licensee to Licensor during the initial one-year period of the
Term) minus (30% of the 2-year Average). Thereafter, for each subsequent Contract Year, Licensee shall provide to Licensor a report certified as true, correct and complete by an executive officer of the Licensee, setting forth the Gross Revenues for the previous three Contract Years. If the average of such three Contract Years (the "3-year Average") is less than $ [*], then Licensor shall, within 30 days, pay to Licensee: (the amounts paid by Licensee to Licensor during the reported Contract Year) minus (30% of the 3-year Average). For the purpose of calculating the 2-year Average and the 3-year Average when including years preceding the Term, such one-year periods prior to the Term shall constitute "Contract Years."

          3.2 AUDIT. The Licensee shall maintain current, accurate and complete books and records relating to all usage of the Services by Customers and all payments due to the Licensor under this Agreement. The Licensee shall also maintain copies of all Customer Contracts (and amendments), and copies of all circulars, advertisements, mailing pieces and other publicly disseminated marketing, sales and similar promotional material used by the Licensee regarding the Services, for at least two years following their expiration, termination or use, as the case may be. All of these documents and copies shall be maintained at Licensee's facilities at 2301 N. 117th Avenue, Omaha, Nebraska 68164, or another location within the contiguous United States of America (the Licensee to give to the Licensor at least ten days prior notice of removal thereof and relocation to any other location). At any time after the date of this Agreement, and for a period of two years after the termination or expiration of this Agreement, the Licensee shall permit a Designated Firm (as hereinafter defined) to examine, inspect, review and audit such documents and

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

copies. Such examination, inspection or audit shall only be permitted once per year during the Term and once during the two-year period following the termination or expiration of this Agreement. Such examination, inspection or audit shall take place during the Licensee's normal business hours upon at least nine business days prior notice and shall not unreasonably interfere with the Licensee's conduct of its business. The Designated Firm may, at the Licensor's expense, during the course of such examination, review or audit, make such copies and/or extracts of the documents and copies that pertain to the Licensor Database, the Services and/or the Applications, for its work paper purposes but not for the purpose of providing the same to the Licensor. The Licensor's right to use a Designated Firm to examine, inspect, review, audit and make copies and/or extracts shall be subject to (i) the execution by the Designated Firm of a confidentiality agreement reasonably proposed by the Licensee in order to assure that any confidential information disclosed thereby will be kept confidential and will be used only for the purposes of confirming the Licensor's rights under this Agreement and assuring compliance with the terms hereof by the Licensee and (ii) the limitation that the Designated Firm shall be limited to on-site visits (all during one continuous 60-day period) with respect to one audit procedure during each Contract Year. Notwithstanding the foregoing, the Licensor and the Designated Firm shall have the right to make reasonable inquiries and request documents, and to receive prompt responses from the Licensee, at any time and from time to time, to confirm the Licensor's rights under this Agreement and assure compliance with the terms hereof by the Licensee; provided, however, that, without limiting the type or scope of information or documents which may be requested or received by the Designated Firm, the Licensor shall not have any right to receive any information or documents (from the Licensee, the Designated Firm or otherwise) to the extent they contain competitive and confidential information. For the purposes of this Agreement, the "DESIGNATED FIRM" shall mean any accounting firm (including any consulting or other group within such firm) designated from time to time by the Licensor.

          3.3 DISCREPANCY. Should any audit reveal an understatement of more than 2.5% of Gross Revenues for any reported Contract Year, the Licensee shall reimburse the Licensor for all the direct costs of performing the audit, such as the fees and expenses of the Designated Firm. Any payments due from Licensee to Licensor revealed by such audit shall be paid promptly following discovery thereof. Should any audit reveal an overstatement of more than 2.5% of Gross Revenues for any reported Contract Year, the Licensor shall promptly upon discovery thereof reimburse the Licensee for all such overpayment amounts.

          3.4 FINANCIAL REPRESENTATION. Licensee represents that the financial data regarding Gross Revenues set forth in Exhibit 6.0 is true and correct.

                             ARTICLE IV: TERMINATION

          4.0 EARLY TERMINATION. This Agreement may be terminated immediately by (i) either party if the other party breaches any material term, condition or agreement contained in this Agreement and the breaching party does not cure such breach within 60 days after receipt of written notice of such breach from the non-breaching party, or (ii) the Licensee upon the expiration of the cure period provided in Article VI hereof.

          4.1 TERMINATION BY LICENSEE. Licensee shall have the right to terminate this Agreement if Licensee (a) provides to Licensor [*] notice of its intent to terminate, (b) for the [*] after providing notice of its intent to terminate, pays to Licensor on a quarterly basis, 25% of $ [*] (subject to the cost of living adjustment calculated in accordance with Schedule A), and (c) commencing upon the expiration of the foregoing [*] period, and continuing through the [*] anniversary of the effective date of this Agreement, exits the business of providing Services or services substantially similar to the Services and, for the same period, does not acquire from any Third Party the same or substantially similar type of data that is available in the Licensor Database as of the date of termination for use in the Services or services substantially similar to the Services.

                    ARTICLE V: UPDATING, DELIVERY AND FORMAT;
                            CERTAIN SECURITY MATTERS

          5.0 UPDATING AND QUALITY. Within the constraints of commercial reasonableness, the Licensor shall, substantially as it had under the Original License Agreement, support, update (monthly), supplement and expand and, generally keep the Licensor Database competitive with the scope and content of functionally similar Databases.

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Without limiting the generality of the foregoing, the Licensor shall maintain the Licensor Database so that the scope and quality of the data embodied therein, to the extent it consists of the type of data specified in Appendix I, is in conformance with the description thereof in Exhibit 5.0.

          5.1 DELIVERY AND FORMAT. By reason of the Original License Agreement, the parties have developed a procedure for delivering an updated version of the Licensor Database to the Licensee on a monthly basis and in a format and to specifications that are satisfactory to the Licensee, which updated version of the Licensor Database replaces in its entirety the version delivered in the previous month. During the Term, the Licensor shall continue to so update the Licensor Database (to such extent) at least one time each month, and the information included in such update shall, in each case, reflect information which the Licensor has used to update the DQI2 Database no more than 14 days prior to the delivery to the Licensee of such update. Such updates shall be delivered in the format, with the encoding, and organized, all in the same manner as developed by the parties under the Original License Agreement. A reasonable number of copies of the Licensor Database, updated as provided above, may be maintained on one or more Computers owned or leased exclusively by, in a secured facility owned or leased exclusively for the use of, the Licensee.

          5.2 REASONABLE SECURITY MEASURES. The Licensee shall take such precautions and observe such procedures to protect the security of the Licensor Database and the data in such Database including, without limitation, by limiting physical and electronic access thereto (except as part of Service transactions as herein contemplated) to employees and consultants on an "as needed" basis and requiring that such persons execute appropriate confidentiality agreements, in all cases at least to the extent that the Licensee protects its own highly confidential and important proprietary information. The Licensee shall be responsible for any breaches of such confidentiality procedures and precautions of its employees or other persons who gain access to the Licensor Database through the Licensee (except in connection with Service transactions). In addition, the Licensee shall also take such precautions, meeting the same standards as are set forth in the first sentence of this section 5.2, and as are appropriate to protect the Licensor Database against unauthorized access by persons who are not authorized to access such information including, without limitation, taking precautions against unauthorized access over phone lines, data networks or other communications means.

          5.3 DESTRUCTION FOLLOWING UPDATES. Within 15 days following each monthly update of the Licensor Database as contemplated by sections 5.0 and 5.1, the Licensee shall return to the Licensor, or destroy, all copies of the Licensor Database (other than the most recent monthly update) in its possession (including any such copies in the Licensee's possession pursuant to the Original License Agreement) together with all excerpts or portions of or extracts from such copies of the Licensor Database in its possession, custody or control and shall, upon request of Licensor, deliver to Licensee a certificate, executed by an officer or other authorized representative of the Licensee, attesting to the fact that all such copies of, and excerpts and portions of and extracts from the Licensor Database in the Licensee's possession, custody or control (other than the most recent monthly update) have been so returned to the Licensor or destroyed.

            ARTICLE VI: LICENSOR'S WARRANTY; LIMITATION OF LIABILITY

          The Licensor represents, warrants and covenants that the information contained in the Licensor Database (excluding information provided by any Third Party Database) is and shall be as complete, accurate and current as it can be in view of the Licensor's customary method of compilation and the nature and accuracy of the Licensor's sources. The Licensor does not warrant that the Licensor Database, or the information contained in it, to be free of errors, and the Licensor does not warrant in any way any Third Party Data base, or any information contained in any Third Party Data base. Notwithstanding the foregoing, the Licensor shall use its commercially reasonable efforts to assist the Licensee in taking advantage of any warranty, covenant or indemnity supplied by and available through a Third Party supplier of a Third Party Database. THE WARRANTIES HEREINABOVE STATED ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR USE. The Licensor shall not be liable in any event for any claims for indirect, incidental, consequential or special damages including, but not limited to, loss of goodwill and/or loss of profits. In the event of any breach of the Licensor's warranties stated in this Article VI, (i) the Licensor shall, within 60 days after receipt of the Licensee's first notice asserting the Licensor's breach of such warranty, deliver to the Licensee a Licensor Database that will not be in breach of these warranties and (ii) if the Licensor shall have failed to so deliver such a Licensor Database which is not in breach of such warranties within such 60 days, the Licensee may (but shall not be obligated to), and is hereby licensed and authorized to, correct, update, refresh and supplement the information in the Licensor Database with information from Third Party sources. The Licensor shall not be deemed to be in breach of this Article VI unless and until the Licensor fails to deliver a Licensor Database that is in compliance with the warranties stated in this Article VI within said 60 days.

                       ARTICLE VII: LICENSEE'S WARRANTIES

          The Licensee represents, warrants and covenants that (a) its use of any portion of the Licensor Database delivered to or accessed by it under this Agreement shall be restricted to providing Services for Applications through the Delivery Methods (and for training of the Licensee's personnel, testing, maintenance and other similar non-revenue generating purposes, and for testing Customer files for compatibility with the Service, demonstrations for prospective Customers and "help" telephone service assistance), and (b) in rendering the Services, the Licensee shall use reasonable efforts to assure itself and the Licensor (upon the Licensor's reasonable request) that usage of the Licensor Database by any Customers shall in all cases comply in all material respects with all federal, state and local laws, statutes, rules, regulations and ordinances and the provisions required by section 2.6 to be in each Customer Contract. Without limiting the foregoing, the Licensee shall not use the Licensor Database or the Service, and shall use its commercially reasonable to assure that no Customer uses the Licensor Database or the Service, in connection with any sweepstakes, contest, game or similar promotional device. For these purposes, "sweepstakes" shall mean a promotional device by which items of value (prizes) are awarded to participants by chance without the promoter's requiring them to render something of value to be eligible to participate (consideration). THE WARRANTIES HEREINABOVE STATED ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. The Licensee shall not be liable in any event for any claims for indirect, incidental, consequential or special damages including, but not limited to, loss of goodwill and/or loss of profits.

                               ARTICLE VIII: TAXES

          Licensee shall pay to Licensor, in addition to the amounts set forth in Article III, all taxes (excluding those based upon Licensor's gross receipts, net income or corporate franchise taxes), fees and assessments now or hereafter imposed by any governmental authority directly related to any of the rights or privileges (including access to and use of the Licensor Database and use of the Delivery Methods) granted to the Licensee by the Licensor under this Agreement.

                        ARTICLE IX: UNCONTROLLABLE EVENTS

          Neither the Licensor nor the Licensee shall be responsible for any cessation or delay in the performance of its obligations hereunder due to causes beyond its reason able control including, but not limited to, fire, accident, labor difficulty, strike, riot, war, civil commotion, act of God, equipment or system failure or changes in any federal, state or local laws, statutes, rules, regulations or ordinances. A party whose performance has been halted or delayed by any such uncontrollable event shall use its reasonable efforts to overcome or correct the uncontrollable event and to resume performance. The Term shall be extended by a period corresponding to the period in which performance is terminated or delayed due to an uncontrollable event.

              ARTICLE X: TITLE TO LICENSOR DATABASE AND INFORMATION

          The Licensee acknowledges that the Licensor has expended considerable time, effort and funds to compile and to integrate the Licensor Database and the Licensee covenants not to put in question in any way (either by an attack on the validity of the Licensor's rights in the Licensor Database or otherwise), and acknowledges that as between the Licensor and the Licensee, all of the Licensor's rights, title and interest in and to the Licensor Database and all information contained in the Licensor Database are, and at all times shall remain, in the Licensor and, except as is otherwise expressly provided in this Agreement, the Licensee's right to use the Licensor Database, and the information contained therein, is personal to, and nonassignable by, the Licensee. Except as expressly permitted in section 13.1, the Licensee shall not at any time make any copies or duplicates of the Licensor Database or any portion thereof, or furnish any copies, or excerpts or portions of or extracts from, the Licensor Database, in any form (electronic, magnetic, optical, paper or otherwise) to any Third Party (including, without limitation, any

Customer) without the express prior written consent of the Licensor, except that the Licensee may provide excerpts, extracts or portions of the Licensor Database for the Applications in Service transactions as contemplated herein. Upon termination of the license granted pursuant to the terms of this Agreement, the Licensee shall return to the Licensor, or destroy, all copies of the Licensor Database in its possession, custody or control together with all excerpts or portions of or extracts from the Licensor Database in its possession, custody or control. At the time of such return or destruction, the Licensee shall, upon Licensor's request, deliver to the Licensor a certificate, executed by an executive officer of the Licensee, attesting to the fact that all copies of, and excerpts and portions of and extracts from the Licensor Database in the Licensee's possession have been so returned to the Licensor or destroyed.

                            ARTICLE XI: RESTRICTIONS

          11.0 STATUTORY AND OTHER RESTRICTIONS ON USE. The Services shall be operated, as contemplated in Schedule B, so that the Licensee's rendering of Services under the license granted in this Agreement (and, to the best of its knowledge after reasonable inquiry, the rendering of any Services by Third Parties as permitted by section 2.0 or otherwise and the use by Customers of the information in the Licensor Database) shall not subject the Licensor to the Fair Credit Reporting Act, 15 U.S.C. Section 1681 et seq. (or any successor or amended enactment). All automobile registration information contained in the Licensor Database is obtained through a Third Party from state motor vehicle registration agencies and may be subject to use restrictions imposed either by said Third Party or by the states supplying such information, or both. In the event current restrictions described in the immediately preceding two sentences are amended, or new restrictions imposed, the Licensor shall notify the Licensee of such amendments or impositions and thereafter the Licensee shall forthwith comply with said amended or newly imposed restrictions. Other Third Party Databases (that is, in addition to the automobile registration information) may be subject to similar or other restrictions or changes. The Licensee shall not provide Services to any government, governmental body or governmental or law enforcement body, unit or agency (collectively, "AGENCY"), except for collection and Skip Tracing, or to any proposed Customer which the Licensee believes or has reason to believe would use the Service in connection with any pornographic or other product or service which caters to prurient interests.

Without limiting the generality of the foregoing, no Services may be provided to Agencies for investigation or other law enforcement purposes.

          11.1 RESTRICTED ACCESS. Although there shall be no prohibition against such competitors being Customers of the Services for internal use, and without limiting the generality of the prohibitions in section 2.0 against reseller arrangements and against the sublicense, transfer or assignment of the license herein granted, the Licensee shall not offer or deliver (and shall not permit any Third Party to offer or deliver) the Licensor Database or any information from the Licensor Database to any of the following direct competitors of the Licensor for resale: R. L. Polk & Company, Database America, National Demographics and Lifestyles, R. R. Donnelley (all divisions), The Dun & Bradstreet Corporation, VNU (all divisions), Strategic Mapping, Experian, Equifax, Trans Union, Advo, May & Speh, Acxiom (all divisions), Epsilon Data [Management, Inc.], Harte-Hanks, Val-Pak and I Rent America, and any successors to any of these businesses. The Licensor may add or delete names of its direct competitors to or from the foregoing listing without the consent of the Licensee; provided, however, that no more than two such additions shall be made in any calendar year and the number of such direct competitors shall not exceed 20; provided, further, that all such additions shall be made in good faith.

          11.2 NO USE OF MARKS. The Licensee shall not use any trademark, trade name or service mark which belongs or is licensed to the Licensor or any of its Affiliates, and shall not use the name of the Licensor or any of its Affiliates, in any public communication, without the prior written consent of the Licensor, except in each case to the extent consistent with the practice and substance observed by the parties to and under the Original License Agreement. In this regard, any written marketing or Customer service materials which bear any trademark, trade name or service mark which is owned by or is licensed to the Licensor or any of its Affiliates, including without limitation, manuals, newsletters and instructions for general dissemination to Customers, shall be subject to the approval of the Licensor, which approval shall not be unreasonably withheld or delayed.

                 ARTICLE XII: WARRANTY OF TITLE; INDEMNIFICATION

          12.0 COMPILATION. The Licensor represents, warrants and covenants that the Licensor Database delivered (or to be delivered) to the Licensee hereunder was (and shall be during the Term) compiled from publicly available and from authorized sources, without any violation of any law, rule or regulation including, without limitation, the Fair Credit Reporting Act, 15 U.S.C. Sewtion 1681 et seq., and any laws generally known as "privacy legislation"; provided, however, that the Licensor's representation, warranty and covenant set forth above, to the extent it relates to (a) Third Party Databases which are part of the Licensor Database as herein provided or (b) such "privacy legislation," is only made to the best of the Licensor's knowledge after reasonable inquiry.

          12.1 OWNERSHIP/AUTHORIZATION. The Licensor represents, warrants and covenants that it is either the owner of, or, to the extent the Licensor Database consists of data or information from a Third Party Database, duly and lawfully authorized by the Third Party providing such Third Party Database to make available to the Licensee (and "resellers" permitted by the Licensor pursuant to section 2.0 or otherwise) for use for rendering Services to Customers for the Applications, the Licensor Database and has the right, power and authority to grant the licenses granted hereunder. Subject to the limitations set forth in Article XIV, the Licensor shall indemnify, defend and hold the Licensee harmless from and against all claims, costs, losses, expenses and damages (excluding indirect, special or consequential damages (including lost profits)) suffered by the Licensee primarily and directly attributable to any Third Party allegation that the Licensor Database (excluding information provided by any Third Party Database) was not legally compiled, whether through independent creation or effort, or from publicly available, or from other lawful authorized, sources, or any allegation of copyright infringement or infringement of other Third Party Intellectual Property Rights arising directly and primarily out of the license hereunder of and/or the Licensee's use or provision of the Licensor Database (excluding information provided by any Third Party Database) for providing Services for the Applications through the Delivery Methods, in the manner licensed in this Agreement (including, to the same extent and subject to the same limitations, any such claims, costs, losses, expenses and damages suffered by the Licensee (including for indemnity obligations or the like to "resellers" permitted by the Licensor pursuant to section 2.0 or otherwise) primarily and directly attributable to any such Third Party allegation arising in connection with such "reseller" arrangements). In connection therewith, (a) the Licensee shall give to the Licensor prompt notice of any such allegation, (b) the Licensor shall maintain full and complete control over the defense of any such allegation and
(c) the Licensee shall fully cooperate (at the Licensor's cost to the extent of the Licensee's reasonable out-of-pocket expenses) with the Licensor in the defense of any such allegation and shall comply with any settlement or license that the Licensor shall elect to enter into with any claimant (provided only that the Licensee's compliance shall not occasion material additional expense to the Licensee or materially adversely impact upon the Licensee's ability to offer Services for the Applications, through the Delivery Methods, to any Customer). THIS ARTICLE XII SETS FORTH THE FULL EXTENT OF THE LICENSOR'S LIABILITY WITH RESPECT TO ANY ALLEGATION RELATING TO THE SUBJECT MATTER OF THIS ARTICLE XII INCLUDING THAT THE LICENSOR DATABASE WAS NOT LEGALLY COMPILED EITHER THROUGH INDEPENDENT EFFORT, FROM PUBLICLY AVAILABLE OR FROM OTHER LAWFUL AUTHORIZED SOURCES OR ANY ALLEGATION OF COPYRIGHT INFRINGEMENT OR INFRINGEMENT OF OTHER THIRD PARTY INTELLECTUAL PROPERTY RIGHTS ASSERTED BY A THIRD PARTY.

                          ARTICLE XIII: CONFIDENTIALITY

          13.0 DATABASES. Any Database provided (or to which access is granted) by the Licensor to the Licensee under this Agreement shall be stored and used by the Licensee in such manner that use of and access thereto is limited as contemplated by this Agreement. The manuals and instructions and other written materials (the "DOCUMENTATION") delivered with or to be used for any such Database shall also be maintained by the Licensee in confidence, with access to be limited to the Licensee's employees and consultants having a need therefor to perform their assigned tasks for the Licensee. In this regard, the Licensee shall also observe the requirements of Article V. In addition, the Licensee shall comply with contractually imposed restrictions on Third Party Databases of which restrictions the Licensee has notice in writing or of which restrictions the Licensee has actual knowledge.

          13.1 BACK-UP COPIES. Unless otherwise restricted by reason of Third Party restrictions, the Licensee may make and store a reasonable number of back-up copies of any Database delivered to the Licensee under this Agreement but shall return or destroy and, generally in accordance with section 5.3 and
Article X, certify to the Licensor as to the return or destruction of such back-up copies within the time and in the manner provided therein.

          13.2 COOPERATION. Should any person (such as an employee) or entity who or which gains access to any Database delivered or licensed to the Licensee under this Agreement, improperly use, copy or access (or provide unauthorized access to) such Database, the Licensee shall immediately, upon learning of (or having reasonable reason to suspect) any such conduct, notify the Licensor and, at its own expense for legal fees and other expenses, cooperate with the Licensor (and, as appropriate, any providing Third Party) to assist the Licensor or such Third Party to enjoin and otherwise redress such conduct, and discourage any repetitions by the offending individual, entity or others similarly situated, and shall take such further steps as the Licensor (or such Third Party) shall request (including complaints to law enforcement authorities). In the event that civil litigation is desired by the Licensor (or such Third Party), the Licensor (or such Third Party) shall have supervision and control and, in defense of any counterclaim, the parties shall engage in a joint defense, and, generally, shall conduct and defend any litigation in such manner as to preserve the attorney-client and work-product privileges and maintain the Licensor Database (and any related Documentation) in confidence, such as through entry of appropriate protective orders.

                      ARTICLE XIV: INDEMNIFICATION; DAMAGES

          14.0 GENERAL. Each of the parties (in this context, an "INDEMNIFYING PARTY") to this Agreement agrees to indemnify and hold harmless the other party to this Agreement (in this context, an "INDEMNIFIED PARTY") against all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable outside attorneys' and experts' fees and expenses and costs of settlement (but excluding any indirect, special or consequential damages (including lost profits)), suffered, incurred or sustained by the Indemnified Party which arise out of (i) any breach of the covenants and agreements, or any material inaccuracy in the representations and warranties, made by the Indemnifying Party in this Agreement or any other document specifically required to be delivered by this Agreement, or (ii) any claim of any Third Party or any Customer of the Licensee or any Third Party arising out of any such breach or material inaccuracy by the Indemnifying Party.

          14.1 NOTICE AND RESOLUTION OF CLAIM. The Indemnified Party hereunder shall give notice to the Indemnifying Party promptly (and, in any case, within one year) after obtaining knowledge of any claim, demand, right, right of action or other matter as to which recovery may be sought against the Indemnifying Party under section 14.0. The failure to give notice within such one year after obtaining such knowledge will preclude any right of indemnification or other recovery under this Agreement relating to such claim, right, right of action or other matter. Such notice shall state with reasonable particularity the circumstances surrounding such claim, right, right of action or other matter. If the indemnification hereunder is sought arising out of the claim of any Third Party, the Indemnified Party shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting from such claim. In addition, the Indemnified Party shall cooperate and assist, and shall use its commercially reasonable to cause its employees to cooperate and assist, the Indemnifying Party in connection with any claim, right or right of action for which indemnification is sought under section 14.0.

          14.2 DAMAGES. Other than with respect to obligations set forth herein relating to or requiring the payment of monetary consideration from one party to the other, the aggregate monetary liability of either party hereto, whether under section 14.0 or otherwise, arising out of any and all breaches and failures of representations, warranties, covenants or agreements by such party under this Agreement in any Contract Year, and any and all inaccuracies in representations or warranties under this Agreement arising during such Contract Year, shall not exceed $2,000,000. Other than with respect to obligations set forth herein relating to or requiring the payment of monetary consideration from one party to the other, neither party shall make any claim or initiate any action or proceeding against the other party under this Agreement, whether under section 14.0 or otherwise, in any Contract Year unless and until (and only to the extent) aggregate damages arising out of any such breach or inaccuracy in such Contract Year exceed $100,000. In addition to all of the above, other than with respect to obligations set forth herein relating to or requiring the payment of monetary consideration from one party to the other, no single claim for any breach or inaccuracy shall be valid unless the damage to the party making a claim with respect thereto is in excess of $25,000, and therefore neither party hereto shall seek or receive redress for such claim, whether under section 14.0 or otherwise. Notwithstanding the $2,000,000 limitation set forth in the first sentence of this section 14.2, the monetary liability of the parties may exceed such limitation if and to the extent liability arises out of any breach or failure of representations, warranties, covenants or agreements by the Licensor set forth in Article XII; provided, however, that the Licensee shall share any liability with respect to such matters on an equal basis with the Licensor if the Licensee, by breach or failure by it of any representations, warranties, covenants or agreements under this Agreement or otherwise due to its willful, negligent or other wrongful acts, contributed to the event or circumstance leading to any such monetary liability arising out of such breach or failure of such representations, warranties, covenants or agreements in Article XII.

                       ARTICLE XV: INDEPENDENT CONTRACTORS

          This Agreement is not intended to and does not create any agency or partnership relationship between the parties. Neither the Licensee nor the Licensor shall be authorized to commit or bind the other party in any way. The Licensor and the Licensee are independent contractors and neither the Licensor nor the Licensee shall represent to any Customer or to any Third Party that it is the agent or representative of the other.

                             ARTICLE XVI: ASSIGNMENT

          This Agreement shall not be assigned by either of the parties hereto (the party desiring to assign being the "ASSIGNING PARTY"), without the prior written consent of the other party, except to a Parent or a Subsidiary or an Affiliate directly or indirectly wholly-owned by a Parent of the Assigning Party or as permitted by Licensor pursuant to Article XXVI or in connection with the sale of all or substantially all of the operating assets or equity of a party or the merger or consolidation of a party's business with another entity, in each case with the entity to which this Agreement is assigned or transferred agreeing in writing to be bound by the terms hereof (other than any assignment by the Licensor pursuant to Article XXVI). In the event of the sale of all or substantially of the operating assets or equity of a party, the Assigning Party shall assign this Agreement to the party acquiring such assets. In the case of a permitted assignment by a party in connection with the sale of all or substantially all of the operating assets or equity of such party to another entity, the Assigning Party shall be relieved and discharged from all obligations, responsibilities and liabilities under this

Agreement; otherwise, the Assigning Party shall not be relieved from such obligations, responsibilities and liabilities. Notwithstanding the immediately preceding sentence, if the Assigning Party is the Licensee, the Licensee shall not be relieved or discharged of such obligations, responsibilities or liabilities unless the Licensor consents in writing to such sale; provided, however, that such consent shall not be unreasonably withheld or delayed; provided, further, however, that no such consent shall be required if the assignee or acquirer is a Credible Buyer (as hereinafter defined). For the purposes of this Article XVI, a "CREDIBLE BUYER" shall be any entity (i) the equity securities of which are traded publicly on any recognized exchange or market and have a market capitalization of at least $250 million or (ii) the equity securities of which are not so traded but have an aggregate appraised value (as determined by a nationally recognized investment banking or accounting firm) of at least $250 million. As used herein, the term "PARENT" of an Assigning Party shall be the entity which owns at least 80% of the capital stock (in terms of voting power for the election of directors) of the designated party, and the term "SUBSIDIARY" shall mean an entity, at least 80% of the capital stock (in terms of voting power for the election of directors) of which is owned by the designated party.

                              ARTICLE XVII: NOTICES

          Any notice provided for in this Agreement shall be in writing and shall be given by facsimile or by hand delivery and shall be deemed to have been received by the addressee on the first Business Day following the day it was received or it was so delivered (if such day is a Business Day or if such day is not a Business Day, then the first Business Day following such day), as the case may be. Notices to the Licensor shall be addressed to:

                      Donnelley Marketing, Inc.
                      2800 Post Oak Blvd.
                      Suite 5700
                      Houston, TX 77056-6118
                      Attention: President
                      Facsimile: (713) 599-3513
                      Telephone: (713) 599-3500
and notices to Licensee shall be addressed to:

                       First Data Resources Inc.
                       2301 North 117th Avenue
                       Omaha, NE  68164
                       Attention: President
                       Facsimile: (402) 498-7900
                       Telephone: (402) 498-7455

Either party may at any time give notice in writing, by any delivery methods authorized in this Article XVII, to the other party of any change of address. "BUSINESS DAY" as used in Article XVII means any day except Saturday or Sunday or a statutory holiday in the States of Texas or Nebraska.

                           ARTICLE XVIII: ARBITRATION

          18.0 MANDATORY ARBITRATION; EXCEPTIONS. Except in the event of any litigation or proceeding commenced by any Third Party against either the Licensor or the Licensee in which the other party is an indispensable party or potential third party defendant, and except for enforcement of any interim or preliminary remedy (to the extent such remedy is sought before the arbitration panel is duly appointed and convened), any dispute or controversy between the parties involving the interpretation, construction or application of any terms, covenants or conditions of this Agreement, or transactions under it, or any claim arising out of or relating to this Agreement, or transactions under it, shall, on the request of one party served on the other, be submitted to arbitration in accordance with the provisions of this Article XVIII.

          18.1 FORUM. Any such dispute, controversy or claim will be settled by arbitration in the City of Omaha, Nebraska (except as may otherwise be agreed by the parties in their discretion) in accordance with the rules of the American Arbitration Association then in effect, except as herein specifically otherwise stated or amplified, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction over the party against whom the award is sought to be entered.

          18.2 ADDITIONAL PROCEDURE. Notwithstanding anything to the contrary which may now or hereafter be contained in the rules of the American Arbitration Association, the procedures set out in this section 18.2 shall apply.

               (a) A notice of arbitration shall set out a clear and plain statement of the matter that the party sending the notice (the "INSTITUTING PARTY") believes to be a breach or is in dispute. The demand (the "DEMAND") shall reference principal provisions of this Agreement that the Instituting Party views as controlling or out of the interpretation of which the dispute arises, and shall attach copies of all pertinent documents and other things then in its possession which the Instituting Party views as having direct bearing on the relief sought under the Demand. The receiving party (the "OTHER PARTY") shall, within 20 days of receipt of the Demand, provide to the Instituting Party and to the arbitrators a response (the "ANSWER"), referencing provisions of this Agreement that the Other Party views as controlling, and shall attach copies of all pertinent documents and other things (other than those attached to the Demand) then in its possession which it views as having direct bearing to support the contentions of the Answer. Each party shall appoint one person to hear and determine the dispute within ten days after the Other Party's receipt of the Demand. (If a party fails to so designate its arbitrator within said ten days, then the arbitrator designated by the party designating an arbitrator shall act as the sole arbitrator and shall be deemed to be the single, mutually-approved arbitrator to resolve the controversy.) The two persons so chosen shall, within 20 days, select a third, impartial arbitrator. If they fail to do so within said 20 days, either party may petition any court of competent jurisdiction in Omaha, Nebraska (or in any other jurisdiction to which both parties may, in their discretion, agree) to appoint the third arbitrator. The majority decision of the three-arbitrator panel (or the decision of the single arbitrator) shall be final, binding, conclusive and nonappealable.

               (b) Each arbitrator shall be experienced in the direct marketing or information industries. Each party shall pay the arbitrator it designated and shall share the cost of the third (or, if applicable, the sole) arbitrator. In the event that the parties are unable to agree upon a rate of compensation for the third (or sole) arbitrator, the arbitrator shall be compensated for his or her services at a rate to be determined by the American Arbitration Association.

               (c) Discovery shall be liberally allowed by the arbitrators as contemplated by Federal Rules of Civil Procedure, subject, however, to such limitations as the arbitrators determine to be appropriate under the circumstances, it being the parties mutual desire to have a prompt and efficient arbitration.

               (d) The arbitrators shall endeavor to promptly schedule the hearings, and to hold the hearings (on consecutive days if practicable), and shall have authority to award relief under legal or equitable principles, including interim or preliminary relief. Nothing in this section 18.2(d) shall impair the right of a party to seek interim or preliminary relief in a court of competent jurisdiction sitting in Omaha, Nebraska (or in any other jurisdiction to which both parties may, in their discretion, agree) before the arbitration panel is constituted and convened.

               (e) Other than attorneys' fees and expenses (which shall be borne by the party incurring the same), the costs of the arbitration shall be borne by the losing party or shall be allocated between the parties in such proportions as the arbitrators decide.

               (f) The arbitrators shall, upon the request of either party, promptly (and in all events within 30 days of the conclusion of the hearing) issue a proposed written opinion of their findings of fact and conclusions of law which shall become final and binding in accordance with the terms thereof unless either or both parties seek reconsideration in accordance with section 18.2(g). In making their decision, the arbitrators shall be bound by the terms of this Agreement.

               (g) Either party shall have the right, within 20 days of receipt of the arbitrators' proposed opinion, to file with the arbitrators a motion to reconsider (accompanied by a reasoned memorandum), and the other party shall have 20 days to respond to that memorandum. After receipt of such memorandum and response, if any, the arbitrators thereupon shall reconsider the issues raised by said motion and, promptly, either confirm or change their majority decision which shall then be final and conclusive upon both parties. The costs of such a motion for reconsideration and written opinion of the arbitrators shall be borne by the moving party, or shared equally by both parties if both parties request such reconsideration.

                           ARTICLE XIX: GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska (excluding its conflict of laws rules).

                              ARTICLE XX: SEVERANCE

          In the event any of the terms and conditions of this Agreement are deemed invalid by a competent tribunal, such terms shall be deemed severed from this Agreement, which shall, as so modified by the severance, in all other respects remain in full force and effect.

                         ARTICLE XXI: COMPLETE AGREEMENT

          This Agreement constitutes the sole and exclusive expression of the terms and conditions relating to the subject matter hereof and supersedes all prior oral and written statements of any kind whatsoever made by the parties with respect to the subject matter of this Agreement. No modification or amendment of this Agreement shall be binding on the parties hereto unless agreed to in a writing referring specifically to this Agreement and signed by the duly authorized representatives of each of the parties. The headings of the Articles and sections of this Agreement are provided solely for convenience of reference and shall not be used in the interpretation of this Agreement.

                              ARTICLE XXII: WAIVER

          No waiver of any term or provision of this Agreement shall be deemed effective unless such waiver is in writing and signed by the party to be charged with such waiver. The failure or delay of any party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any right under this Agreement.

                             ARTICLE XXIII: PARTIES

          NOTHING IN THIS AGREEMENT IS INTENDED TO CONFER ANY RIGHTS OR REMEDIES UNDER OR BY REASON OF THIS AGREEMENT ON ANY PERSONS OR ENTITIES OTHER THAN THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS IN ACCORDANCE WITH ARTICLE XVI HEREOF. WITHOUT LIMITING THE FOREGOING, NO THIRD PARTY SHALL BE A BENEFICIARY OF THIS AGREEMENT (INCLUDING THE PROVISIONS UNDER ARTICLES XII OR XIV).

                         ARTICLE XXIV: EQUITABLE RELIEF

          The remedy at law for breach of the parties' unique rights pursuant to this Agreement being inadequate, the parties agree that each shall be entitled, in addition to such other remedies as it may have, to preliminary and permanent injunctive relief and to specific performance for any breach or threatened breach of this Agreement by the other party without proof of any actual damages that have been or may be caused to it by such breach.

                   ARTICLE XXV: IMPLIED OBLIGATION DISCLAIMED

          The parties expressly disclaim any implied obligations on the part of the Licensee to exploit the Licensor Database (including New Data, if any) and/or Third Party Databases, if any.

                      ARTICLE XXVI: LICENSE NOTICE MATTERS

          Subject to prior approval of the form and content thereof by the Licensor (which approval shall not be unreasonably withheld or delayed), the Licensee may, from time to time, prepare, file and/or record such notices and other documents (such as memoranda of exclusive license) with such state and/or federal governmental offices and agencies as the Licensee reasonably deems necessary to place Third Parties on constructive notice of this Agreement and the transactions and matters contemplated herein and, upon the reasonable request of the Licensee, the Licensor agrees to (i) promptly subscribe to, acknowledge, execute and deliver such notices and other documents for such filings and/or recordations, and (ii) take such other actions (such as registering its copyright in the Licensor Database) as Licensee shall reasonably request in order to permit, accommodate and/or facilitate such filings and/or recordations. In addition, the Licensee agrees that no such notice or document shall state or imply that the license granted under this Agreement is exclusive (although it may state that the license granted hereunder is exclusive for certain applications). The Licensee shall, upon reasonable request by the Licensor, promptly subscribe to, acknowledge, execute and deliver such notices and other documents for such filings and/or such recordations, and take such other actions, in order to permit or facilitate the pledge of, or the granting of a security interest in, the Licensor Database, this Agreement or any other property or assets of the Licensor, by the Licensor, in each case to the extent consistent with the terms and conditions of this Agreement.

Article XVI shall not prevent the pledge of, or granting of such security interest.

                           [Intentionally Left Blank]

                                    EXECUTION

          Each party, intending to be bound thereby, has caused this Agreement to be executed by its duly authorized representative, whereupon it enters into full force and effect in accordance with its terms.

WITNESSED                               DONNELLEY MARKETING, INC.


                                        By
-------------------------------           -------------------------------------




WITNESSED                               FIRST DATA RESOURCES INC.


                                        By
-------------------------------           -------------------------------------

                                   APPENDIX I

          Types of Data and Description of Licensor Database

CONSUMER INFORMATION

o    Name

o    Address

o    Telephone Number

o    Nearbys

o    Change of Address

o    Demographic Information

     -     Estimated Age of Head of Household

     -     Length of Residence

     -     Dwelling Unit Type

     -     Gender

o    Other Household Members

     -     Vehicle Information

o    Home Owners Model

o    RAZE: Regional Area Code Zip Code Exchange

o    Bellcor: Cellular phone number or pay telephone number

o    FIND: Income Model

o    SESI: Socio Economic Status Indicator

     The parties have endeavored to identify the information that is provided to Licensee by Licensor as of the date first written above. Should either party following the date first written above identify information that was provided to Licensee by Licensor as of the date first written above that is not set forth on this appendix, the parties agree to cooperate in good faith to adjust this appendix accordingly. If the parties fail to agree to an appropriate adjustment to this appendix within forty-five (45) days after a party identified in writing to the other party a potential adjustment, then either party may have such dispute resolved pursuant to the terms of Article XVIII.

                                   SCHEDULE A


                            COST OF LIVING ADJUSTMENT

COST OF LIVING ADJUSTMENT

          For each Contract Year after the fourth Contract Year, the $ [*] royalty amount (and amounts dependent thereon) shall be increased by the percentage increase, if any, in the U.S. CPI as compared to the immediately preceding Contract Year. For the purposes of this Agreement, "U.S. CPI" for any Contract Year means the "Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average for All Items" published by the Bureau of Labor Statistics for the United States Department of Labor (1982-1984=100). If the U.S. CPI shall be converted to a different standard reference base or otherwise revised after the date hereof, U.S. CPI shall thereafter be calculated with use of such new or revised statistical measure published by the Bureau of Labor Statistics or, if not so published, as may be published by any other reputable publisher of such price index selected by the Licensee and the Licensor.



[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   SCHEDULE B


                         SPECIFIC RESTRICTIONS RELATING
                          TO FAIR CREDIT REPORTING ACT


          Neither the Services nor the information obtained therefrom shall be used in part or whole as a factor:

          (1) in establishing an individual's eligibility for credit or insurance;

          (2) in connection with underwriting insurance involving an individual;

          (3) in evaluating an individual for employment, promotion, reassignment or retention as an employee; or

          (4) in connection with a determination of an individual's eligibility for a license or other benefit granted by a governmental instrumentality.

                                   EXHIBIT 2.0


                                EXCLUDED ENTITIES


[*]


[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  EXHIBIT 2.6-1

                        FORM OF LETTER OF INTENT PRIOR TO
                         ENTERING INTO CUSTOMER CONTRACT

[*]

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                  EXHIBIT 2.6-2

                            FORM OF CUSTOMER CONTRACT

[NOTE: TO COME FROM LICENSEE.]

                                   EXHIBIT 5.0

                        DESCRIPTION OF LICENSOR DATABASE


          The Licensor Database includes and shall include information of the type set forth in Appendix I taken from the consumer information Database product commonly known as the DQI(2) Database (the "DQI(2) DATABASE"), or whatever database product is the successor to the DQI(2) Database. The Licensor Database is and shall be compiled from accepted database industry or direct marketing industry sources as well as other means available to the Licensor in the Licensor's discretion.

                                   EXHIBIT 6.0

                                 GROSS REVENUES


First Data Solutions


FastData Revenue From the DQI File


                        1998     [*]    (Actual)

                        1997     [*]    (Actual)

                        1996     [*]    (Actual)


                        1995     [*]    (Actual)




Note: The revenue for 1995 through 1998 was calculated by multiplying the actual transactions by the average rate per FastData transaction.

[*] CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


                                      -2-